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                                                                     Exhibit 8.1


SULLIVAN & CROMWELL
NEW YORK TELEPHONE: (212) 558-4000

TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588
                                           125 BROAD STREET, NEW YORK 10004-2498
                                                       -------
                         1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                  1888 CENTURY PARK EAST, LOS ANGELES 90067-1725
                                                   8, PLACE VENDOME, 75001 PARIS
                          ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                              101 COLLINS STREET, MELBOURNE 3000
                                  2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                           NINE QUEEN'S ROAD, CENTRAL, HONG KONG
                                       OBERLINDAU 54-56, 60323 FRANKFURT AM MAIN


                                                            May 11, 1999

The Goldman Sachs Group, Inc.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         As counsel to The Goldman Sachs Group, Inc. (the "Company") in connection with the issuance of up to $15,000,000,000 aggregate offering price of the Company's Medium-Term Notes, Series B, we hereby confirm to you that the discussions set forth under the headings "United States Taxation" in the Prospectus and "Supplemental Discussion of Federal Income Tax Consequences" in the Prospectus Supplement which form a part of the Registration Statement of the Company to which this opinion is filed as an exhibit are our opinion, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "United States Taxation" in the Prospectus and "Supplemental Discussion of Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         /s/ Sullivan & Cromwell